February 9, 2023

Board of Directors
NetCapital Funding Portal Inc.

Re: Resignation

To whom it may concern:

Please accept this letter as my formal notification that I am resigning my position as Chief Executive Officer and a member of the board of NetCapital Funding Portal Inc., effective immediately..

Best regards,

DocuSigned by:
Jason Frishman
5E5025062C79416...

Jason Frishman